UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2005 (June 22, 2005)

OVERLAND STORAGE, INC.

(Exact name of registrant as specified in its charter)

California	000-22071	95-3535285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4820 Overland Avenue, San Diego, California 92123
(Address of principal executive offices, including zip code)

(858) 571-5555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Requirement; Transfer of Listing.

On June 22, 2005, Overland Storage, Inc. (the “Company”) received notice from The Nasdaq Stock Market, Inc. that it was not in compliance with NASD Rule 4350(d)(2)(A) due to the vacancy created by the resignation of Mr. John Mutch as a director and member of the audit committee, effective June 9, 2005.  NASD Rule 4350(d)(2)(A) requires the audit committee of each Nasdaq issuer to have at least three independent members on its audit committee (as the term “independent” is defined in NASD Rule 4200(a)(15) and SEC Rule 10A-3(b)(1)), at least one of whom is a financial expert.  Currently, the audit committee is comprised of two independent members, the chairman of which is a financial expert.

Under NASD Rule 4350(d)(4)(B), the Company has until the earlier of the Company’s next annual shareholders meeting or June 9, 2006 to regain compliance with the requirements of NASD Rule 4350(d)(2)(A).  The Company’s board of directors anticipates appointing a replacement for Mr. Mutch to the audit committee at its next regularly scheduled meeting on July 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OVERLAND STORAGE, INC.

Date: June 28, 2005	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Vice President and Chief Financial Officer